HEALTHTECH SOLUTIONS INC. SHARE UNIT GRANT AGREEMENT (PERFORMANCE VESTING)

(PERFORMANCE RESTRICTED SHARE UNITS)

The following Award is given to the Participant identified below pursuant to the Company's undertaking in the following agreement:

Executive Employment Agreement dated June 28, 2021 between Healthtech Solutions, Inc. and Edward Swanson (the "Employment Agreement").

Healthtech Solutions, Inc. (the “Company ”) hereby awards to you a Share Unit in the amount set forth below convertible into Common Shares in accordance with the terms set forth herein (the “Award ”). This Award is subject to all of the terms and conditions as set forth herein (the “Agreement ”).

Participant: Edward Swanson

Equity Grant Date: July 2, 2021

Commencement Date: June 28, 2021

Number of Share Units Subject to Award: 1,000,000

The details of your Award are as follows.

1. CONSIDERATION. Consideration for this Award is satisfied by your services to the Company.

2. VESTING . Share Units vest (meaning that the Participant’s right to the Share Units become nonforfeitable and no longer subject to any service requirement) in six equal installments on the first six semi-anniversaries of the Commencement Date (each such date, a “Vesting Date”), provided that vesting will occur on a Vesting Date only if the Participant remains employed by the Company. In addition, all unvested Share Units will vest on the effective date of any termination of the Participant's employment by reason of Death, Disability, Good Reason or a Change of Control or if the Company terminates his employment without Cause (all such capitalized terms being defined as set forth in Section 11 of the Employment Agreement .. Upon any other termination of Participant's employment, all Share Units that remain unvested shall be forfeited, and the Company shall have no obligation to issue any shares of Common Stock in settlement of that portion of the Award.

3.       SETTLEMENT. The number of shares of Common Stock which the Company will issue to you in settlement of this Award (the "Settlement Shares") will be determined by reference to the single most favorable to you of the following eight performance thresholds:

i) If on the Measurement Date, the Adjusted Share Price:

(A) is less than $2.00, then Participant will be entitled to receive a number of Common Shares equal to 0% of the number of Share Units subject to the Award that have vested;

(B) equals or exceeds $2.00, then Participant will be entitled to receive a number of Common Shares equal to 100% of the number of Share Units subject to the Award that have vested;

(C) equals or exceeds $3.00, then Participant will be entitled to receive a number of Common Shares equal to 200% of the number of Share Units subject to the Award that have vested;

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(D) equals or exceeds $4.00, then Participant will be entitled to receive a number of Common Shares equal to 300% of the number of Share Units subject to the Award that have vested.

ii) If on the Measurement Date, the Market Cap:

(E) is less than Two Hundred Million Dollars, then Participant will be entitled to receive a number of Common Shares equal to 0% of the number of Share Units subject to the Award that have vested;

(F) equals or exceeds Two Hundred Million Dollars, then Participant will be entitled to receive a number of Common Shares equal to 100% of the number of Share Units subject to the Award that have vested;

(G) equals or exceeds Three Hundred Million Dollars, then Participant will be entitled to receive a number of Common Shares equal to 200% of the number of Share Units subject to the Award that have vested;

(H) equals or exceeds Four Hundred Million Dollars, then Participant will be entitled to receive a number of Common Shares equal to 300% of the number of Share Units subject to the Award that have vested.

(iii) Interpolation

If the most favorable Adjusted Share Price on the Measurement Date is between any of the values recited above, or the most favorable Market Cap on the Measurement Date is between any of the values recited above, Participant shall be entitled to receive a number of Settlement Shares that is the mathematical linear interpolation between the number of Settlement Shares which would be issuable at defined ends of the applicable spectrum.

(iv) Definitions

For purposes of this Agreement, the following terms shall have the following meanings:

(A) “Adjusted Share Price ” means the sum of (x) the average of the Adjusted Closing Prices of the common shares during the 90 consecutive trading days ending on the specified measurement date (or if such measurement date does not fall on a trading day, the immediately preceding trading day); and (y) (i) the aggregate value of any dividends paid over the Performance Period on common shares (including per-common-share-equivalent payments made to holders of common share derivatives), divided by (ii) the number of Diluted Shares as of the measurement date.

(B) "Adjusted Closing Prices" means the closing prices of the common stock on its primary trading platform, adjusted equitably to eliminate the effect of any stock split, stock dividend, reverse stock split or consolidation of the common stock after the Equity Grant Date.

(C) "Diluted Shares" means the outstanding common shares plus the number of shares of common stock into which any outstanding shares of preferred stock are convertible by the holder without payment or material conditions to conversion.

(D) "Performance Period" means the period from the Commencement Date recited above to and including the Measurement Date.

(E) “Measurement Date ” means the date that is three years from the Commencement Date.

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(F) "Market Cap" means the Diluted Shares multiplied by the Adjusted Share Price, all as of the Measurement Date.

4. DISTRIBUTION OF COMMON SHARES . The Company will deliver to you a certificate or notice of book entry of the Settlement Shares issuable in accordance with the provisions of Section 3 as soon as practicable after the Measurement Date, but in any event no later than sixty (60) days after such date (the “ Settlement Date”).

5. NUMBER OF SHARE UNITS. The number of Share Units subject to your Award will be adjusted equitably from time to time to reflect the effect of any stock split, stock dividend, reverse stock split or consolidation of the common stock after the Equity Grant Date. The Company will establish a bookkeeping account to reflect the number of Share Units standing to your credit from time to time. However, you will not be deemed to be the holder of, or to have any of the rights of a shareholder with respect to, any Common Shares subject to your Award (including but not limited to shareholder voting rights) unless and until the shares have been delivered to you in accordance with Section 4 of this Agreement.

6. COMPLIANCE WITH SECTION 409A OF THE INTERNAL REVENUE CODE. This Agreement is intended to comply with the requirements of section 409A of the Code and its corresponding regulations and related guidance, and shall in all respects be administered and interpreted in accordance with such requirements.

7. SECURITIES LAW COMPLIANCE . You may not be issued any Settlement Shares under your Award unless the shares are either (i) then registered under the Securities Act of 1934 as amended (the “Securities Act ”) , or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you shall not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

8. RESTRICTIVE LEGENDS. The Common Shares issued under your Award shall be endorsed with appropriate legends, if any, determined by the Company.

9. TRANSFERABILITY. Your Award is not transferable, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, will thereafter be entitled to receive any distribution of Settlement Shares pursuant to Section 3 of this Agreement.

10. AWARD NOT A SERVICE CONTRACT . Your Award is not an employment or service contract, and nothing in your Award will be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company, or on the part of the Company to continue such service. In addition, nothing in your Award will obligate the Company, its shareholders, boards of directors or employees to continue any relationship that you might have as an employee of the Company.

11. UNSECURED OBLIGATION . Your Award is unfunded, and as a holder of a vested Share Unit, you will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue Common Shares pursuant to this Agreement. You will not have voting or any other rights as a shareholder of the Company with respect to the Common Shares subject to your Award until such Common Shares are issued to you pursuant to Section 4 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a shareholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

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12. WITHHOLDING OBLIGATIONS. On or before the time you receive a distribution of Common Shares pursuant to your Award, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from the Settlement Shares, payroll and any other amounts payable or issuable to you and/or otherwise agree to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company which arise in connection with your Award (the “Withholding Taxes” ). The Company shall (i) withhold, from Common Shares otherwise issuable upon settlement of the Award, a portion of those Common Shares with an aggregate Market Price (i.e. closing last trade price on the Measurement Date) equal to the amount of the applicable withholding taxes; provided, however, that the number of such Common Shares so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding tax rates (or such other amount as may be permitted by applicable law and accounting standards) , and (ii) make a cash payment equal to such fair market value directly to the appropriate taxing authorities.

13. NOTICES . Any notices provided for in your Award shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the mail, postage prepaid, addressed to you at the last address you provided to the Company.

14. AMENDMENT . The Company’s Board (or appropriate committee thereof) reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change will be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.

15. MISCELLANEOUS.

(a) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(b) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

(c) This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(d) All obligations of the Company under this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

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16. CHOICE OF LAW . The interpretation, performance and enforcement of this Agreement will be governed by the laws of the State of New York.

17. SEVERABILITY . If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

IN WITNESS WHEREOF, this Award is executed on behalf of the Company

HEALTHTECH SOLUTIONS, INC.

By: /s/ Manuel Iglesias

Name: Manuel Iglesias

Title: President

I hereby accept the Award subject to the terms and conditions set forth herein.

/s/ Edward Swanson

Name: Edward Swanson

Date: July 2, 2021

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